UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2008
Adams Respiratory Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Mill Ridge Lane, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On January 29, 2008, pursuant to the Agreement and Plan of Merger, dated December 10, 2007 (the “Merger Agreement”), by and among Adams Respiratory Therapeutics, Inc., a Delaware corporation (“Adams”), Reckitt Benckiser Group plc, a corporation organized under the laws of England and Wales (“Reckitt Benckiser”), and Twickenham Inc., a Delaware corporation and an indirect wholly owned subsidiary of Reckitt Benckiser (“Merger Sub”), Merger Sub merged with and into Adams (the “Merger”), with Adams as the surviving corporation. Upon completion of the Merger, Adams became an indirect wholly owned subsidiary of Reckitt Benckiser. Under the terms of the Merger Agreement, holders of issued and outstanding shares of common stock, par value $0.01 per share, of Adams, which were not tendered in the previously announced tender offer by Merger Sub, will be converted into the right to receive $60.00 in cash per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC. (Registrant)
Dated: January 29, 2008	By:	/s/ Rita M. O’Connor
Rita M. O’Connor
Chief Financial Officer and Treasurer